SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  FORM 11-K




(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended December 31, 1995

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from __________________ to __________________


COMMISSION FILE NUMBER 1-11377



                               PSI ENERGY, INC.
                      EMPLOYEES' 401(k) SAVINGS PLAN
                          (Full title of the plan)



                                CINERGY CORP.
       (Name of issuer of the securities held pursuant to the plan)



                            139 East Fourth Street
                            Cincinnati, OH  45202
                   (Address of principal executive offices)

                         FINANCIAL STATEMENTS AND EXHIBITS



                                                                      Page No.

(a)  Financial Statements
     Report of Independent Public Accountants
     Statement of Financial Condition as of December 31, 1995 Statement of Financial Condition as of December 31, 1994 Statement of Income and Other Changes in Plan Equity
       for the Year Ended December 31, 1995
     Notes to Financial Statements
     Financial Statement Schedules (As Required By The Employee Retirement Income Security Act)
     Schedule I - Schedule of Assets Held For Investment Purposes - December 31, 1995
     Schedule II - Schedule of Reportable Transactions for the year ended December 31, 1995

(b)  Exhibits
     1)  Consent of Independent Public Accountants

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Administrator of
the PSI Energy, Inc. Employees'
401(k) Savings Plan:

We have audited the accompanying statements of financial condition of the PSI ENERGY, INC. EMPLOYEES' 401(k) SAVINGS PLAN (the Plan) as of December 31, 1995 and 1994, and the related statement of income and other changes in plan equity for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1995 and 1994, and the results of its operations and changes in plan equity for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules I and II are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of financial condition and the statement of income and other changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and other changes in plan equity of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.



ARTHUR ANDERSEN LLP



Indianapolis, Indiana,
June 7, 1996.


                                                      PSI ENERGY, INC.
                                             EMPLOYEES' 401(k) SAVINGS PLAN
                                              STATEMENT OF FINANCIAL CONDITION
                                                   AS OF DECEMBER 31, 1995


                                                             Participant Directed
                           Aggressive                                            Money
                             Equity     Conservative   Balanced       Bond       Market                  Participant
                              Fund       Equity Fund     Fund         Fund        Fund      Stock Fund    Loan Fund
ASSETS
  Investments             $26,305,054  $12,849,809   $4,137,037   $1,387,077  $8,521,496  $21,470,962   $1,721,353

  Contributions
    receivable
      Participants             17,007        7,589        5,525        1,012       6,327        3,455         -
      PSI Energy, Inc.           -            -            -            -           -            -            -

                               17,007        7,589        5,525        1,012       6,327        3,455         -


NET ASSETS                $26,322,061  $12,857,398   $4,142,562   $1,388,089  $8,527,823  $21,474,417   $1,721,353


PLAN EQUITY               $26,322,061  $12,857,398   $4,142,562   $1,388,089  $8,527,823  $21,474,417   $1,721,353

The accompanying notes are an integral part of these financial statements.

                                                       PSI ENERGY, INC.
                                             EMPLOYEES' 401(k) SAVINGS PLAN
                                              STATEMENT OF FINANCIAL CONDITION
                                                   AS OF DECEMBER 31, 1995
                                                         (Continued)


                           Non-Participant
                               Directed___
                                                   Total
                              Stock Fund           Funds___
ASSETS
  Investments               $17,068,788        $93,461,576

  Contributions
    receivable
      Participants                 -                40,915
      PSI Energy, Inc.        1,075,559          1,075,559

                              1,075,559          1,116,474


NET ASSETS                  $18,144,347        $94,578,050


PLAN EQUITY                 $18,144,347        $94,578,050

The accompanying notes are an integral part of these financial statements.

                                                        PSI ENERGY, INC.
                                                  EMPLOYEES' 401(k) SAVINGS PLAN
                                                 STATEMENT OF FINANCIAL CONDITION
                                                     AS OF DECEMBER 31, 1994


                                                            Participant Directed
                       Aggressive                                               Money
                         Equity       Conservative   Balanced       Bond        Market                    Participant
                          Fund         Equity Fund     Fund         Fund         Fund       Stock Fund     Loan Fund
ASSETS
  Investments          $17,867,496    $8,676,496   $3,390,608     $938,201    $6,969,909    $15,790,585   $1,501,910

  Contributions
    receivable
    Participants           102,948        50,428       26,957        7,901        27,654	         16,499         -
     PSI Energy, Inc.         -             -            -            -             -              -            -

                           102,948        50,428       26,957        7,901        27,654         16,499         -

NET ASSETS             $17,970,444    $8,726,924   $3,417,565     $946,102    $6,997,563    $15,807,084   $1,501,910

PLAN EQUITY            $17,970,444    $8,726,924   $3,417,565     $946,102    $6,997,563	    $15,807,084   $1,501,910

The accompanying notes are an integral part of these financial statements.

                                                        PSI ENERGY, INC.
                                                  EMPLOYEES' 401(k) SAVINGS PLAN
                                                 STATEMENT OF FINANCIAL CONDITION
                                                     AS OF DECEMBER 31, 1994
                                                            (continued)

                       Non-Participant
                          Directed
                                            Total
                         Stock Fund         Funds
ASSETS
  Investments          $9,442,504      $64,577,709

  Contributions
    receivable
    Participants             -             232,387
     PSI Energy, Inc.   1,112,184        1,112,184

                        1,112,184        1,344,571

NET ASSETS            $10,554,688      $65,922,280

PLAN EQUITY           $10,554,688      $65,922,280

The accompanying notes are an integral part of these financial statements.




                                                     PSI ENERGY, INC.
                                               EMPLOYEES' 401(k) SAVINGS PLAN
                                  STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                                            FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                  Participant Directed
                        Aggressive                                              Money
                          Equity      Conservative    Balanced      Bond        Market                   Participant
                           Fund        Equity Fund      Fund        Fund         Fund      Stock Fund     Loan Fund
Investment income
  Interest              $      -       $     -       $    -      $     -      $     -      $      -      $  104,084
  Dividends               1,502,712       725,466      114,329       84,912      429,944     1,173,344         -

Net realized and
  unrealized
  appreciation of assets  5,189,484     2,209,174      497,249      114,170         -        4,926,544         -
                          6,692,196     2,934,640      611,578      199,082      429,944     6,099,888      104,084
Contributions
  Participants            2,680,740     1,342,877      668,189      197,791      739,765       460,610         -
  PSI Energy, Inc.             -             -            -            -            -             -            -
  Rollovers                  49,867         6,764         -           2,818       89,787         8,222         -

Transfers (to)/from
  Union Employees' 401(k)
  Savings Plan, net          (5,385)       (1,408)       6,600        4,393       20,189        16,147        7,165

Withdrawals                (881,299)     (306,493)    (180,276)     (23,790)    (289,892)     (657,571)     (11,037)
                          1,843,923     1,041,740      494,513      181,212      559,849      (172,592)      (3,872)

Transfers between
  funds                    (184,502)      154,094     (381,094)      61,693      540,467      (259,963)     119,231

Income and other changes
  in Plan equity for
  the year                8,351,617     4,130,474      724,997      441,987    1,530,260	     5,667,333      219,443

Plan equity at beginning
  of the year            17,970,444     8,726,924    3,417,565      946,102    6,997,563    15,807,084    1,501,910

Plan equity at end of
  the year              $26,322,061   $12,857,398   $4,142,562   $1,388,089   $8,527,823   $21,474,417   $1,721,353

The accompanying notes are an integral part of these financial statements.

                                                 PSI ENERGY, INC.
                                               EMPLOYEES' 401(k) SAVINGS PLAN
                                  STATEMENT OF INCOME AND OTHER CHANGES IN PLAN EQUITY
                                            FOR THE YEAR ENDED DECEMBER 31, 1995
                                                (continued)


                        Non-Participant
                            Directed___
                                            Total
                          Stock Fund         Funds___
Investment income
  Interest              $       -          $  104,084
  Dividends                  825,120        4,855,827

Net realized and
  unrealized
  appreciation of assets   3,609,428       16,546,049
                           4,434,548       21,505,960
Contributions
  Participants                  -           6,089,972
  PSI Energy, Inc.         3,556,752        3,556,752
  Rollovers                     -             157,458

Transfers (to)/from
  Union Employees' 401(k)
  Savings Plan, net           14,146           61,847

Withdrawals                 (365,861)      (2,716,219)
                           3,205,037        7,149,810

Transfers between
  funds                      (49,926)            -

Income and other changes
  in Plan equity for
  the year                 7,589,659       28,655,770

Plan equity at beginning
  of the year             10,554,688       65,922,280

Plan equity at end of
  the year               $18,144,347      $94,578,050

The accompanying notes are an integral part of these financial statements.

                              PSI ENERGY, INC.
                        EMPLOYEES' 401(k) SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS


Note A - Plan Description:

The PSI Energy, Inc. Employees' 401(k) Savings Plan (Plan) is a defined contribution plan for PSI Energy, Inc. (PSI) non-union employees who meet minimum age and service requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The administrative expenses of the Plan are paid by PSI. Further details of the Plan are provided in the Summary Plan Description which has been distributed to all Plan participants.

The trustee of the Plan for 1995 was U.S. Trust Company of California, N.A. (U.S. Trust). Effective April 1, 1996, two trustees are used by the Plan. U.S. Trust serves as trustee of Cinergy Corp. (Cinergy) common stock, and Fidelity Management Trust Company (FMTC) serves as trustee of the remaining assets of the Plan. There is an agreement between U.S. Trust and FMTC whereby U.S. Trust will have sole responsibility to vote the shares of Cinergy common stock and FMTC will execute purchases and sales of Cinergy common stock.

Note B - Accounting Principles:

The accounts of the Plan are maintained on an accrual basis. Assets of the Plan are valued at current market value. Requests for withdrawals received but not yet processed by the Plan of $61,099 for 1995 and $232,324 for 1994 have not been reflected in the financial statements.

Note C - Income Tax Status:

On November 14, 1995, PSI received a determination letter verifying that the Plan, as designed, is a qualified plan under Section 401(a) and the trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code of 1986 (Code). Management believes the Plan is being operated in compliance with the applicable requirements of the Code.

Federal Income Tax Effect to Participants

a. General

Qualification of the Plan under Section 401(a) of the Code means that a participant is not subject to Federal income taxes on amounts contributed to the participant's Deferred Compensation Account (pre-tax participant contributions), Company Matching Account (PSI contributions) and Incentive Matching Account (PSI contributions based on meeting certain corporate goals), or earnings thereon, until such amounts are distributed to the participant or to a beneficiary in the event of the participant's death. Contributions to the participant's Deferred Compensation Account are subject to Federal employment (FICA) taxes and may be subject to certain state and local taxes.

b. Contributions to Participants' Accounts

Contributions to a participant's Deferred Compensation Account reduce the amount of compensation subject to Federal income tax to the extent of the contributions. The Code limits the average of the percentages of annual compensation deferred under the Plan by "highly compensated employees" to a certain multiple of the average of the percentages of annual compensation deferred by eligible employees who are not "highly compensated employees".
The total of a participant's Deferred Compensation Contributions under the Plan plus, in the case of a participant who during the year was also employed by an organization other than PSI, all similar contributions made by or for the participant under a comparable plan maintained by such other employer cannot exceed $7,000, as adjusted under Code Section 415(g)(5) beginning January 1, 1988 (the applicable amount for 1995 is $9,240). The Plan also permits participants to make After-Tax contributions to the Plan.
Participants may contribute a maximum of 10% of base pay to their Deferred Compensation Account and a maximum of 10% of base pay to their After-Tax Contribution Account. The sum of all contributions (including contributions to a participant's Deferred Compensation Account, Company Matching Account, Incentive Matching Account and After-Tax Contribution Account under the Plan) to all qualified defined contribution plans and qualified defined benefit plans maintained by PSI cannot exceed the lesser of (i) 25% of the participant's earnings for the Plan year or (ii) $30,000 or, if greater, one-fourth of the dollar limitation then in effect pursuant to Code Section 415(d) or allowable under Code Section 415(c)(6).

c. Penalty Tax on Distributions Before Age 59 1/2

If, prior to age 59 1/2, a distribution is received from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, such distribution is taxed as ordinary income and may be subject to an additional 10% penalty tax unless one of the statutory exceptions to such penalty tax applies. Similarly, distributions prior to age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings. Such earnings are taxed as ordinary income and may be subject to the 10% penalty tax unless one of the statutory exceptions to the penalty tax applies. Distributions made after age 59 1/2 from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account are taxed as ordinary income. Distributions made after age 59 1/2 from a participant's After-Tax Contribution Account must include a prorated portion of earnings and such earnings are taxed as ordinary income.


d. Distribution Upon Disability or Termination of Employment

The Plan provides that distribution upon disability, retirement, death or termination of employment may be made in a lump sum or in a series of equal annual installments over a period not to exceed the lesser of 10 years, the participant's life expectancy, or the joint life expectancy of the participant and the participant's beneficiary. If the distribution is made in a lump sum, the entire amount distributed from a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the After-Tax Contribution Account, may qualify for special rules applicable to lump sum distributions. Otherwise, such amount is taxed as ordinary income. The qualifying amount of the lump sum distribution may be eligible in certain circumstances for 5-year or 10-year averaging. If a lump sum distribution from the Plan includes shares of Cinergy common stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

If the distribution of a participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account is made in installments, then each payment is taxed as ordinary income. If the distribution of a participant's After-Tax Contribution Account is made in installments, then the portion of each payment representing earnings is taxed as ordinary income. If an installment payment includes shares of Cinergy common stock, taxation of such distribution is deferred until the recipient makes a taxable disposition of the shares.

e. Rollover of a Distribution

If a distribution is made in a lump sum, the participant may, under certain circumstances, roll over to a qualified employee benefit trust described in
Section 401(a) of the Code or an individual retirement account described in
Section 408 of the Code the entire amount distributed from his Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from his After-Tax Contribution Account. If a participant's spouse receives a lump sum distribution as a result of the participant's death, the spouse may defer taxation of the entire amount distributed from the participant's Deferred Compensation Account, Company Matching Account or Incentive Matching Account, or the amount of earnings distributed from the participant's After-Tax Contribution Account, to the extent that such amount is contributed to an individual retirement account in accordance with applicable law.

Note D - Investment Programs:

The investment programs of the Plan are as follows:

Participant contributions - Upon enrollment or re-enrollment, participants shall direct that their contributions, including any rollover contributions, be invested in one or more of the following investment options:

- - Aggressive Equity Fund

The Aggressive Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by PSI, with the principal purpose of seeking maximum appreciation in value.

- - Conservative Equity Fund

The Conservative Equity Fund invests in equities, bonds, governmental notes or instruments, or mutual funds or pooled funds investing in such securities, as determined by PSI, with the principal purpose of matching or exceeding the performance of a recognized index of stocks or securities.

- - Balanced Fund

The Balanced Fund invests in equities, bonds and short-term instruments, or mutual funds or pooled funds investing in such securities, as determined by PSI, with the principal purpose of reducing risk over the long term by diversifying holdings among the three asset groups and within the groups.

- - Bond Fund

The Bond Fund invests in securities that include obligations of the U.S. Treasury, U.S. Agencies, corporations, mortgage-backed obligations, and U.S. dollar-denominated obligations of foreign governments or mutual funds or pooled funds investing in such securities, as determined by PSI, with the principal purpose of seeking current income consistent with the preservation of capital.

- - Money Market Fund

The Money Market Fund invests in high quality money market instruments including certificates of deposit, commercial paper, short-term corporate and U.S. Government obligations and bankers' acceptances issued by major banks or mutual funds or pooled funds investing in such securities, as determined by PSI. The purpose of the Fund is to seek high money market yields while maintaining preservation of capital.

- - Stock Fund

The Stock Fund invests primarily in common stock of Cinergy, the parent company of PSI. (See Note H.)

PSI contributions - PSI provides a discretionary matching contribution as determined by PSI's Board of Directors. The matching percentage and the maximum percentage of compensation to be used in the calculation of the matching contributions will be determined by PSI's Board of Directors with respect to each plan year. Matching contributions are vested immediately.
All PSI contributions are invested in the Stock Fund; however, participants may elect to transfer funds from the Stock Fund into another fund as described above, if the Stock Fund investments were contributed prior to January 1, 1992. On January 1, 1992, PSI's Board of Directors approved an increase in the matching contributions and also approved an incentive matching contribution if PSI meets certain goals established by the PSI Board. The matching and incentive matching funds contributed after January 1, 1992, must remain in the Stock Fund until the participant reaches age 55, and are shown on the Statement of Financial Condition and Statement of Income and Other Changes in Plan Equity as "Non-Participant Directed" funds.

The number of Plan participants invested in each fund was as follows:
                                                        December 31,
                                                      1995        1994

Aggressive Equity Fund                     1,690      1,680

Conservative Equity Fund                   1,274      1,264

Balanced Fund                                627        617

Bond Fund                                    336        333

Money Market Fund                          1,027      1,075

Stock Fund                                 2,208      2,364

Note E - Investments:

The fair value of individual investments that represent 5% or more of the Plan's total net assets as of December 31, 1995 and 1994, are as follows:

                                                       1995           1994___

          Aggressive Equity Fund
            Fidelity Magellan Fund                 $26,322,061    $17,970,444

          Conservative Equity Fund
            Fidelity Equity-Income Fund             12,857,398      8,726,924

          Balanced Fund
            Fidelity Asset Manager Fund                   -         3,417,565

          Money Market Fund
            Fidelity Retirement Money Market         8,527,823      6,997,563

          Stock Fund
            Cinergy Corp. Common Stock
              - Participant Directed                21,474,417     15,807,084
              - Non-Participant Directed            18,144,347     10,554,688

Note F - Contributions Receivable:

Amounts include contributions made in the month subsequent to the date of the financial statements of $59,029 and $336,730 for 1995 and 1994, respectively, and the incentive matching contribution of $1,057,446 and $1,007,841 for 1995 and 1994, respectively.

Note G - Party-in-Interest and Reportable Transactions:

Transactions in Cinergy common stock qualify as party-in-interest transactions, since Cinergy is the parent company of PSI, the employer of employees covered by the Plan. In addition, all transactions involving the mutual funds are party-in-interest transactions, since Fidelity Investments manages the funds and is the recordkeeper for the Plan.

See Schedule II for a Summary of Reportable Transactions.

Note H - Participant Loan Fund:

The Plan permits participants to borrow from their Deferred Compensation Account and ESOP rollover account subject to Department of Labor regulations. A participant may have up to three loans outstanding at any one time. Participants select the repayment period, not to exceed 54 months. The annual interest rate is determined using comparable factors applied by commercial banks in making loan decisions. The maximum amount available for a loan is fifty percent (50%) of the eligible account balances to a maximum of $50,000. The amount used to secure a loan is 50% of the eligible account balances.

Note I - Reorganization of Plan Sponsor's Parent:

In October 1994, PSI Resources, Inc. (Resources), parent company of PSI, and The Cincinnati Gas & Electric Company effected a corporate reorganization which resulted in a newly formed corporation named Cinergy Corp. Cinergy is a registered holding company under the Public Utility Holding company Act of 1935. PSI is an operating subsidiary of Cinergy. Pursuant to the reorganization, each outstanding share of common stock of Resources in the Stock Fund was exchanged for 1.023 shares of Cinergy common stock, $.01 par value.

Note J - Reconciliation of Financial Statements to Form 5500:

The following is a reconciliation of Plan equity per the financial statements to net assets per the Form 5500:

                                               December 31, 1995

Plan equity per financial statements             $94,578,050
Amounts allocated to withdrawing
  participants                                       (61,099)

Net assets per Form 5500                         $94,516,951

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                 Year ended
                                               December 31, 1995

Withdrawals per financial statements             $2,716,219
Add:  Amounts allocated to withdrawing
       participants at December 31, 1995             61,099

Benefits paid to participants per Form 5500      $2,777,318

Amounts allocated to withdrawing participants are recorded on the Form 5500 for distributions that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

Note K - Plan Termination:

Although it has not expressed any intent to do so, PSI has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

Note L - 1996 Voluntary Workforce Reduction Program:

In January 1996, Cinergy announced a voluntary workforce reduction program which provides retirement and/or severance benefits to eligible employees. Although these benefits will not be paid from Plan assets, this matter may impact the level of distributions to participants in 1996 as participants elect to terminate their employment.

Schedule I

                                    PSI ENERGY, INC.
                             EMPLOYEES' 401(k) SAVINGS PLAN
                                     EIN 35-0594457
                                       PLAN 102
                 ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                   DECEMBER 31, 1995

                                                                     Approximate
                                                                     Market Value

         Investment                 Shares         Cost              Amount       %
Aggressive Equity Fund

  *Fidelity Magellan Fund        305,943.868   $20,838,436       $26,305,054     28.1

Conservative Equity Fund

  *Fidelity Equity-
    Income Fund                  338,776.940    10,221,184        12,849,809     13.8

Balanced Fund

  *Fidelity Asset Manager
    Fund                         261,011.777     3,819,158         4,137,037      4.4

Bond Fund

  *Fidelity U.S. Bond
    Index Fund                   126,673.747     1,348,493         1,387,077      1.5

Money Market Fund

  *Fidelity Retirement
    Money Market                        -        8,521,496         8,521,496      9.1

Stock Fund

  *Cinergy Corp.
    Common Stock,
    $.01 Par Value
    - Participant Directed       701,092.635    12,657,945        21,470,962     23.0
    - Non-Participant
      Directed                   557,348.187    12,492,827        17,068,788     18.3

Participant Loan Fund                   -        1,721,353         1,721,353      1.8
  Interest 7.15% - 7.85%

TOTAL INVESTMENTS                              $71,620,892       $93,461,576    100.0

*Denotes a party-in-interest transaction

Schedule II

                                                 PSI ENERGY, INC.
                                           EMPLOYEES' 401(k) SAVINGS PLAN
                                                  EIN 35-0594457
                                                     PLAN 102
                               ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                                                  Current Value          Net
                                  Number of       Purchase         Selling       Book Value       of Asset on         Realized
                                Transactions       Price            Price      of Asset Sold    Transaction Date     Gain/(Loss)
Purchases
  * Cinergy Stock Fund                63         $6,336,076       $    -        $      -             $6,336,076       $    -
  * Fidelity Magellan Fund           144          5,683,730            -               -              5,683,730            -
  * Fidelity Equity
      Income Fund                    118          2,761,703            -               -              2,761,703            -
  * Fidelity Retirement Money
      Market Fund                    131          2,869,993            -               -              2,869,993            -



Sales
  * Cinergy Stock Fund                40               -          1,565,387       1,158,840           1,565,387        406,547
  * Fidelity Magellan Fund            78               -          2,435,657       2,037,387           2,435,657        398,270
  * Fidelity Equity
      Income Fund                     58               -            797,563         698,737             797,563         98,826
  * Fidelity Retirement Money
      Market Fund                     79               -          1,318,406       1,318,406           1,318,406           -

* Denotes a party-in-interest transaction.


                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PSI ENERGY, INC. EMPLOYEES' 401(k)
Date:  June 27, 1996                             SAVINGS PLAN
                                                  (The Plan)




                                                Jerry W. Liggett
                                               (Jerry W. Liggett,
                                                Plan Administrator)

EXHIBIT 1









                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 7, 1996 included in this Annual Report on Form 11-K for the year ended December 31, 1995 of the PSI Energy, Inc. Employees' 401(k) Savings Plan, into Cinergy Corp.'s previously filed Registration Statement File No. 33-56067.



                                            ARTHUR ANDERSEN LLP



Indianapolis, Indiana,
June 24, 1996.